Exhibit 99.1

Corporate Communications Department

NEWS Release

Contacts:
Eric Salander – 401-457-2288	FOR IMMEDIATE RELEASE
D’Ante Natili – 401-457-2288

Media Contact:
David Sylvestre – 401-457-2362

Textron Reports Third Quarter 2017 Results;

Updates Full-Year EPS Range and Raises Cash Flow Guidance

Providence, Rhode Island – October 19, 2017 – Textron Inc. (NYSE: TXT) today reported third quarter 2017 income from continuing operations of $0.60 per share or $0.65 per share of adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, compared to $1.10 per share or $0.61 per share (non-GAAP) of adjusted income from continuing operations in the third quarter of 2016. During this year’s third quarter, the company recorded $25 million of pre-tax special charges ($0.05 per share, after-tax).

Revenues in the quarter were $3.5 billion, up 7.2 percent from the third quarter of 2016. Textron segment profit in the quarter was $295 million, down $15 million from the third quarter of 2016.

“Growth in the third quarter was the result of strong commercial demand at Bell, increased deliveries at Textron Systems and higher revenues at Industrial due to the acquisition of Arctic Cat,” said Textron Chairman and CEO Scott C. Donnelly.

Cash Flow

Net cash provided by operating activities of continuing operations of the manufacturing group for the third quarter totaled $100 million, compared to $178 million in last year’s third quarter. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $279 million compared to $94 million during last year’s third quarter. The company contributed $311 million to its pension plans during the quarter.

The company is increasing its expected full-year manufacturing cash flow before pension contributions (a non-GAAP measure) by $150 million to a range of $800 to $900 million. With expected pension contributions of about $355 million, net cash provided by operating activities of continuing operations of the manufacturing group is now expected to be in a range of $895 million to $995 million.

Earnings Outlook

Textron expects full-year 2017 GAAP earnings per share from continuing operations will be in the range of $2.20 to $2.30, or $2.40 to $2.50 on an adjusted basis (non-GAAP), which is reconciled to GAAP in an attachment to this release.

Third Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation were down $44 million, as Textron Aviation delivered 41 new Citation jets, flat with last year, 24 King Air turboprops compared to 29 in last year’s third quarter, and 5 Beechcraft T-6 trainers, down from 8 last year.

Textron Aviation recorded a segment profit of $93 million in the third quarter compared to $100 million a year ago, due to unfavorable performance and lower volume and mix, partially offset by a favorable impact from pricing.

Textron Aviation backlog at the end of the third quarter was $1.2 billion, up $142 million from the end of the second quarter.

Bell

Bell revenues were up $78 million, as Bell delivered 39 commercial helicopters, up from 25 units last year, 8 H-1’s, flat with last year, and 5 V-22’s, down from 6 in last year’s third quarter.

Segment profit was up $9 million primarily due to a favorable impact from performance and other.

Bell backlog at the end of the third quarter was $5.0 billion, down $413 million from the end of the second quarter.

Textron Systems

Revenues at Textron Systems were up $45 million, primarily due to higher volume in the Marine and Land Systems product line, partially offset by lower volume in the Weapons and Sensors product line.

Segment profit was down $4 million.

Textron Systems’ backlog at the end of the third quarter was $1.5 billion, down $85 million from the end of the second quarter.

Industrial

Industrial revenues increased $156 million largely due to the impact of the Arctic Cat acquisition.

Segment profit was down $17 million due to unfavorable volume and mix, pricing and inflation.

Finance

Finance segment revenues decreased $2 million and segment profit increased $4 million.

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Conference Call Information

Textron will also host a conference call today, October 19, 2017 at 8:00 a.m. (Eastern) to discuss the results and the company’s outlook.  The call will be available via webcast at www.textron.com or by direct dial at (877) 209-9921 in the U.S. or (612) 332-0107 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Thursday, October 19, 2017 by dialing (320) 365-3844; Access Code:  408728.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Greenlee, Textron Off Road, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.

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Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying

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on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; and the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections.

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TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
REVENUES
MANUFACTURING:
Textron Aviation	$1,154	$1,198	$3,295	$3,485
Bell	812	734	2,334	2,352
Textron Systems	458	413	1,351	1,224
Industrial	1,042	886	3,147	2,842
	3,466	3,231	10,127	9,903

FINANCE	18	20	54	60
Total revenues	$3,484	$3,251	$10,181	$9,963

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$93	$100	$183	$254
Bell	106	97	301	260
Textron Systems	40	44	102	133
Industrial	49	66	207	256
	288	307	793	903

FINANCE	7	3	16	15
Segment Profit	295	310	809	918

Corporate expenses and other, net	(30)	(53)	(88)	(116)
Interest expense, net for Manufacturing group	(37)	(35)	(107)	(105)
Special charges (a)	(25)	(115)	(75)	(115)

Income from continuing operations before income taxes	203	107	539	582
Income tax benefit (expense) (b)	(44)	192	(127)	46

Income from continuing operations	159	299	412	628
Discontinued operations, net of income taxes (b)	—	122	1	120
Net income	$159	$421	$413	$748

Earnings per share:
Income from continuing operations	$0.60	$1.10	$1.53	$2.31
Discontinued operations, net of income taxes	—	0.45	—	0.44
Net income	$0.60	$1.55	$1.53	$2.75

Diluted average shares outstanding	266,989,000	272,099,000	269,734,000	272,051,000

Income from Continuing Operations and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Income from continuing operations - GAAP	$159	$299	$412	$628
Restructuring, net of taxes of $6 million, $42 million, $15 million and $42 million, respectively	9	73	27	73
Arctic Cat restructuring, integration and transaction costs, net of taxes of $4 million and $11 million, respectively	6	—	22	—
Income tax settlement	—	(206)	—	(206)
Total Special charges, net of income taxes	15	(133)	49	(133)
Adjusted income from continuing operations - Non-GAAP (c)	$174	$166	$461	$495

Earnings per share:
Income from continuing operations - GAAP	$0.60	$1.10	$1.53	$2.31
Restructuring, net of taxes	0.03	0.27	0.10	0.27
Arctic Cat restructuring, integration and transaction costs, net of taxes	0.02	—	0.08	—
Income tax settlement	—	(0.76)	—	(0.76)
Total Special charges, net of income taxes	0.05	(0.49)	0.18	(0.49)
Adjusted income from continuing operations - Non-GAAP (c)	$0.65	$0.61	$1.71	$1.82

(a)         During 2016, we initiated a plan to restructure and realign our businesses by implementing headcount reductions, facility consolidations and other actions in order to improve overall operating efficiency across Textron.  In connection with this plan, we recorded Special charges of $15 million and $42 million in the three and nine months ended September 30, 2017, respectively, and $115 million in both the three and nine months ended October 1, 2016.  In addition, we recorded Special charges of $10 million and $33 million in the three and nine months ended September 30, 2017, respectively, related to the Arctic Cat acquisition, which included restructuring and integration and transaction costs.

(b)         The three and nine months ended October 1, 2016 include an income tax benefit of $319 million, inclusive of interest, of which $206 million is attributable to continuing operations and $113 million is attributable to discontinued operations.  This benefit is a result of the final settlement with the Internal Revenue Service Office of Appeals for our 1998 to 2008 tax years.

(c)          Adjusted income from continuing operations and adjusted diluted earnings per share are non-GAAP financial measures as defined in “Non-GAAP Financial Measures” attached to this release.

Textron Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Cash and equivalents	$1,104	$1,137
Accounts receivable, net	1,344	1,064
Inventories	4,518	4,464
Other current assets	408	388
Net property, plant and equipment	2,701	2,581
Goodwill	2,354	2,113
Other assets	2,269	2,331
Finance group assets	1,177	1,280
Total Assets	$15,875	$15,358

Liabilities and Shareholders’ Equity
Short-term debt and current portion of long-term debt	$364	$363
Current liabilities	3,677	3,530
Other liabilities	1,931	2,354
Long-term debt	3,078	2,414
Finance group liabilities	1,007	1,123
Total Liabilities	10,057	9,784

Total Shareholders’ Equity	5,818	5,574
Total Liabilities and Shareholders’ Equity	$15,875	$15,358

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2017	2016	2017	2016
Cash flows from operating activities:
Income from continuing operations	$155	$291	$399	$613
Depreciation and amortization	122	105	333	322
Changes in working capital	(19)	(266)	(244)	(867)
Changes in other assets and liabilities and non-cash items	(158)	48	(118)	40
Dividends received from TFC	—	—	—	29
Net cash from operating activities of continuing operations	100	178	370	137
Cash flows from investing activities:
Net cash used in acquisitions	(1)	—	(330)	(179)
Capital expenditures	(138)	(99)	(299)	(306)
Proceeds from the sale of property, plant and equipment	6	3	6	8
Other investing activities, net	—	(1)	1	(3)
Net cash from investing activities	(133)	(97)	(622)	(480)
Cash flows from financing activities:
Proceeds from long-term debt	298	—	645	345
Principal payments on long-term debt	—	(251)	(3)	(253)
Increase in short-term debt	2	98	2	110
Purchases of Textron common stock	(122)	—	(451)	(215)
Other financing activities, net	8	3	21	4
Net cash from financing activities	186	(150)	214	(9)
Total cash flows from continuing operations	153	(69)	(38)	(352)
Total cash flows from discontinued operations	(1)	(1)	(24)	(2)
Effect of exchange rate changes on cash and equivalents	14	(2)	29	(3)
Net change in cash and equivalents	166	(72)	(33)	(357)
Cash and equivalents at beginning of period	938	661	1,137	946
Cash and equivalents at end of period	$1,104	$589	$1,104	$589

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

Net cash from operating activities of continuing operations - GAAP	$100	$178	$370	$137
Less: Capital expenditures	(138)	(99)	(299)	(306)
Dividends recieved from TFC	—	—	—	(29)
Plus: Total pension contributions	311	12	338	36
Proceeds from the sale of property, plant and equipment	6	3	6	8
Manufacturing cash flow before pension contributions- Non-GAAP (a)	$279	$94	$415	$(154)

(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in “Non-GAAP Financial Measures” attached to this release.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2017	2016	2017	2016
Cash flows from operating activities:
Income from continuing operations	$159	$299	$412	$628
Depreciation and amortization	125	108	343	331
Changes in working capital	(2)	(280)	(221)	(848)
Changes in other assets and liabilities and non-cash items	(163)	48	(126)	34
Net cash from operating activities of continuing operations	119	175	408	145
Cash flows from investing activities:
Net cash used in acquisitions	(1)	—	(330)	(179)
Capital expenditures	(138)	(99)	(299)	(306)
Finance receivables repaid	3	4	27	40
Other investing activities, net	14	1	48	53
Net cash from investing activities	(122)	(94)	(554)	(392)
Cash flows from financing activities:
Proceeds from long-term debt	307	158	682	520
Increase in short-term debt	2	98	2	110
Principal payments on long-term debt and nonrecourse debt	(39)	(341)	(116)	(433)
Purchases of Textron common stock	(122)	—	(451)	(215)
Other financing activities, net	7	3	20	4
Net cash from financing activities	155	(82)	137	(14)
Total cash flows from continuing operations	152	(1)	(9)	(261)
Total cash flows from discontinued operations	(1)	(1)	(24)	(2)
Effect of exchange rate changes on cash and equivalents	14	(2)	29	(3)
Net change in cash and equivalents	165	(4)	(4)	(266)
Cash and equivalents at beginning of period	1,129	743	1,298	1,005
Cash and equivalents at end of period	$1,294	$739	$1,294	$739

TEXTRON INC.

Non-GAAP Financial Measures

(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures.  These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations.  We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures.  Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in the entirety and not to rely on any single financial measure.  We utilize the following definitions for the non-GAAP financial measures included in this release:

Adjusted income from continuing operations and adjusted diluted earnings per share

Adjusted income from continuing operations and adjusted diluted earnings per share both exclude Special charges, net of income taxes. We consider items recorded in Special charges, net of income taxes, such as enterprise-wide restructuring and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.

Manufacturing cash flow before pension contributions

Manufacturing cash flow before pension contributions adjusts net cash from operating activities of continuing operations (GAAP) for the following:

•                  Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;

•                  Deducts capital expenditures and includes proceeds from the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;

•                  Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.

While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

Income from Continuing Operations and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation and Outlook:

	Three Months Ended			Nine Months Ended
	September 30, 2017		October 1, 2016	September 30, 2017		October 1, 2016
Income from continuing operations - GAAP	$159		$299	$412		$628
Restructuring, net of taxes of $6 million, $42 million, $15 million and $42 million, respectively	9		73	27		73
Arctic Cat restructuring, integration and transaction costs, net of taxes of $4 million and $11 million, respectively	6		—	22		—
Income tax settlement	—		(206)	—		(206)
Total Special charges, net of income taxes	15		(133)	49		(133)
Adjusted income from continuing operations - Non-GAAP	$174		$166	$461		$495

Earnings per share:
Income from continuing operations - GAAP	$0.60		$1.10	$1.53		$2.31
Restructuring, net of taxes	0.03		0.27	0.10		0.27
Arctic Cat restructuring, integration and transaction costs, net of taxes	0.02		—	0.08		—
Income tax settlement	—		(0.76)	—		(0.76)
Total Special charges, net of income taxes	0.05		(0.49)	0.18		(0.49)
Adjusted income from continuing operations - Non-GAAP	$0.65		$0.61	$1.71		$1.82

	2017 Outlook
				Diluted EPS
Income from continuing operations - GAAP	$ 590	-	$ 620	$ 2.20	-	$ 2.30
Restructuring, net of taxes of $17 million	31			0.11
Arctic Cat restructuring, integration and transaction costs, net of taxes of $12 million	24			0.09
Total Special charges, net of income taxes	55			0.20
Adjusted income from continuing operations - Non-GAAP	$ 645	-	$ 675	$ 2.40	-	$ 2.50

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Outlook:

	2017 Outlook
Net cash from operating activities of continuing operations - GAAP	$ 895	-	$ 995
Less: Capital expenditures		(450)
Plus: Total pension contributions		355
Manufacturing cash flow before pension contributions- Non-GAAP	$ 800	-	$ 900